Exhibit (a)(1)(b)

Form of Consent to Assumption of Trikon Options by New Athletics, Inc.

                         , 2005

Martyn J. Tuffery

Acting Chief Financial Officer

Trikon Technologies, Inc.

Ringland Way, Newport, South Wales NP18 2TA, United Kingdom

Re:

Consent to Assumption of Trikon Options by New Athletics, Inc.

I hereby consent to New Athletics, Inc.’s assumption of my Options in accordance with the terms of the Consent Solicitation Statement as of the date set forth below.

Name:
Signature:
Date: